Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of Plato Learning, Inc. of our reports dated December 5, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in Plato Learning, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the references to us under the headings “Experts”, “Summary and Unaudited Pro Forma Consolidated Financial Data” and “Selected Consolidated Financial Data” in such Amendment No. 2 to Registration Statement.

                  /s/ PricewaterhouseCoopers LLP
                  Minneapolis, Minnesota

                  May 18, 2001

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